Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:
Amy Meshulam
Edelman
P: 323.202.1065
amy.meshulam@edelman.com

Investor Contact:
John Vuko
Chief Financial Officer, Genitope Corporation
P: 650.482.2000
IR@genitope.com
FDA GRANTS FAST TRACK STATUS TO MYVAX® PERSONALIZED IMMUNOTHERAPY FOR FOLLICULAR NON-HODGKIN’S
LYMPHOMA
REDWOOD CITY, Calif. — June 13, 2006 — Genitope Corporation (NASDAQ: GTOP) today announced that MyVax® personalized immunotherapy received Fast Track designation from the U.S. Food & Drug Administration (FDA) for the treatment of follicular non-Hodgkin’s Lymphoma (fNHL).
The FDA grants Fast Track designation to products that may provide a significant improvement in the safety or effectiveness of the treatment for a serious or life-threatening disease. Under this designation, the FDA will take such actions as are appropriate to expedite the development and review of the MyVax® personalized immunotherapy biologics license application (BLA) for approval. FDA may also begin review of portions of a BLA in advance of the full submission. Products that receive the designation are also eligible for priority review, which provides for a six-month review of the BLA by the FDA.
“Securing Fast Track designation for MyVax® personalized immunotherapy in advance of the Phase 3 study interim analysis this summer is especially meaningful and puts us one step further down our pathway toward commercialization,” said Dan W. Denney, Jr., Ph.D., chief executive officer of Genitope Corporation. “We welcome this designation, as we execute against our commercialization plan, which includes the build-out of our manufacturing facility, adding senior management and developing our product pipeline through a robust clinical program.”
Genitope Corporation initiated a Phase 3 pivotal trial evaluating MyVax® personalized immunotherapy in Stage III/IV fNHL patients. The pivotal trial was based upon results from three separate Phase 2 trials, evaluating the long-term efficacy of this treatment. Results from the Genitope Phase 2 trial presented at the American Society of Hematology (ASH) annual meeting in December 2005 showed nine of the 21 patients in this trial remained progression-free as of their last clinical follow-up at 56 to 78 months post-chemotherapy.
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About Genitope Corporation
Genitope Corporation (Redwood City, Calif.) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. For more information on the company, please log on to http://www.genitope.com.
Forward Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about MyVax® personalized immunotherapy, the progress of Genitope Corporation’s commercialization plan, the build-out of Genitope’s manufacturing facility, the addition of senior management and Genitope’s development of a product pipeline through a robust clinical program. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks and uncertainties relating to the progress, timing and results of Genitope’s clinical trials and other research and development activities, the manufacturing of MyVax® personalized immunotherapy, Genitope’s ability to obtain marketing approval for MyVax® personalized immunotherapy or other product candidates and the timing of any such approvals and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed by Genitope Corporation with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
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